Exhibit 99.1

BEST ENERGY SERVICES POSTS NEW POWERPOINT TO WEBSITE
PRESENTATION PROFILES FINANCIAL PROGRESS & EXPANSION STRATEGY

September 28, 2010: Houston, Texas   Best Energy Services, Inc. (OTCBB: BEYS),
leading well service/workover provider in the Hugoton Basin, announced today that it has posted a new corporate Power Point presentation on its website: www.beysinc.com. The presentation profiles Best's recent financial progress and
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also outlines the Company's strategy for expansion of its operations into
Central Kansas and into the Eagle Ford trend of South Texas.

Commenting on the presentation, Mark Harrington, Chairman and CEO of Best Energy stated, " We are pleased to keep our shareholders and the investment community informed of our continued progress, and in particular, our plans for scaling Best's high margin activities."

ABOUT BEST ENERGY SERVICES, INC.

Headquartered in Houston, Texas, Best Energy Services, Inc. is a leading well service/workover provider in the Hugoton Basin. For more information, please visit www.BEYSinc.com.
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Certain  statements  contained  in  this  press  release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its business model, to raise additional capital to implement its continuing business model, the ability to attract and retain personnel - including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, and the inherent risk associated with a diversified business to achieve and maintain positive cash flow and net profitability. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

                      FOR MORE INFORMATION, PLEASE CONTACT
                                MR. DENNIS IRWIN
                           BEST ENERGY SERVICES, INC.
                             5433 WESTHEIMER AVENUE
                                   SUITE 825
                              HOUSTON, TEXAS 77056
                                  713-933-2600